Exhibit 10(q)

                              THE BLACK & DECKER
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  INTRODUCTION


         The Black & Decker Supplemental Executive Retirement Plan provides certain supplemental retirement benefits for selected executive employees of The Black & Decker Corporation and its subsidiaries and affiliates. This document amends The Black & Decker Supplemental Executive Retirement Plan, originally effective on January 1, 1984 and as amended and restated effective January 1, 1993, by restating the Plan in its entirety. The Plan is intended to provide supplemental retirement benefits primarily for a select group of management or highly paid executive employees. The employees eligible for the Plan are only those executive employees selected by the Organization Committee of the Corporation.

SECTION 1 - Definitions

         Each of the following terms, when used in this Plan, has the meaning indicated below, unless a different meaning is plainly implied by the context:

         "Actual Retirement Date" means the date that a Participant's employment by Black & Decker terminates on or after the Participant's Early Retirement Date or Normal Retirement Date, as the case may be, whether due to retirement, death, resignation or dismissal or, in the case of a Protected Participant, the Protected Participant's 55th birthday, if later than the date of termination of his or her employment with Black & Decker. If, however, a Participant's active employment with Black & Decker ceases prior to the Participant's Normal Retirement Date due to Disability, the Participant's Actual Retirement Date shall mean the Participant's Normal Retirement Date, unless the Participant elects, with the Committee's approval, to receive benefits under this Plan at a date preceding the Participant's Normal Retirement Date (but not earlier than the Participant's Early Retirement Date), in which case the date benefit payments under this Plan begin will be the Participant's Actual Retirement Date.

         "Actuarial Adjustment" means a reduction to the Participant's benefits under this Plan that is the Actuarial Equivalent of any portion of the Participant's Social Security Benefits and Other Retirement Benefits that the Participant could have received as retirement or disability income at the same time the Participant was receiving benefits under this Plan (and which, therefore, would have reduced the Participant's benefits under this Plan) if, solely because of the Participant's election of an alternative form of payment under the plan, program, arrangement or agreement providing those Social Security Benefits or Other Retirement Benefits, no reduction would otherwise be made to the Participant's benefits under this Plan with respect to the portion of those Social Security Benefits or Other Retirement Benefits that was subject to that election by the Participant. However, no Actuarial Adjustment is to be made by reason of the Participant's election to provide benefits after the Participant's death for the Participant's spouse under the plan, program, arrangement or agreement providing Social Security Benefits or Other Retirement Benefits. Whether an Actuarial Adjustment is appropriate and the amount of that Adjustment to the Participant's benefit is to be determined by the Committee, in its sole discretion, but based on the Actuarial Assumptions in effect when that Actuarial Adjustment first applies.

         "Actuarial Assumptions" means generally, the actuarial assumptions used in calculating benefits under the Black & Decker Pension Plan, or such other interest and mortality rates and other pertinent actuarial assumptions and methods as may be adopted by the Committee from time to time, in its sole discretion, for use in determining benefits under this Plan.

         "Actuarial Equivalent" means a benefit having the same actuarial value, based on the Actuarial Assumptions applicable at the time actuarial equivalency is to be determined.

         "Black & Decker" means the Corporation, Black & Decker (U.S) Inc., Black & Decker Inc. and all of their subsidiaries and affiliates, both collectively and individually.

         "Board" means the Corporation's Board of Directors.

         "Change in Control of the Corporation" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Corporation is in fact required to comply therewith, provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its subsidiaries or a corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clauses (A) or (D) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (C) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Corporation; or (D) the stockholders of the Corporation approve a merger, share exchange or consolidation of the Corporation with any other corporation, other than a merger, share exchange or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger, share exchange or consolidation, or the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

         "Committee" means The Black & Decker Corporation Pension Management Committee.

         "Committee Secretary" means the Secretary of the Committee.

         "Corporation" means The Black & Decker Corporation, a Maryland corporation.

         "Credited Service" means all periods during which an Employee qualifies as an employee of Black & Decker, including all periods during which the Employee is absent on leave authorized by Black & Decker, and including all periods for which the Employee receives Benefit Service Credit under the Black & Decker Pension Plan. Subject to the foregoing, unless otherwise determined by the Committee in its sole discretion, Credited Service under this Plan shall not include any period of employment with any company during any period when that company was not a subsidiary or affiliate of the Corporation. Credited Service also includes all periods of Disability beginning while the Employee is employed by Black & Decker and continuing as long as the Disability continues. Credited Service is to be measured on the basis of one month's credit for each full calendar month in any Credited Service period; no partial credit is to be given for partial calendar months of Credited Service. Twelve months of Credited Service is equivalent to one year of Credited Service, whether or not those months were consecutive. No loss of Credited Service will occur by reason of an interruption in an Employee's period of Credited Service, regardless of the length of that interruption.

         "Disability" means an illness or injury which would cause the Employee to be disabled under the terms of The Black & Decker Disability Plan or that totally prevents the Employee from satisfactorily performing the Employee's usual duties with Black & Decker, as determined by the Committee based on professional medical advice. The Committee may require the Employee to submit from time to time to medical examinations by physicians selected or approved by the Committee to establish the Disability or its continuation, provided that those examinations may not be required more frequently than once each year. The Employee's refusal to submit to any examination reasonably requested by the Committee under this Section is grounds for the Committee to find that the Employee's Disability no longer exists.

         "Early Retirement Date" means the first day of the calendar month coincident with or next following the date upon which the Participant has both attained age 55 and completed 5 years of Credited Service; provided, however, that, in the case of a Protected Participant, the Early Retirement Date shall be the first day of the calendar month coincident with or next following the Protected Participant's 55th birthday.

         "Effective Date" means August 1, 1995, the effective date of this amended and restated Plan. The Prior Plan was originally effective as of January 1, 1984 and amended and restated effective as of January 1, 1993.

         "Employee" means any person rendering personal services to Black & Decker as an employee.

         "Final Average Pay" means the average monthly amount of the Participant's Pay for the 3 consecutive years in which the Participant's Pay was the highest out of the 5-year period ending on the date the Participant's employment with Black & Decker terminates; provided, however, that, in the case of a Protected Participant, the Protected Participant's "Final Average Pay" shall be based on the 3 consecutive years in which the Protected Participant's Pay was the highest out of the 5-year period ending on the date that the Change in Control of the Corporation occurred, if this produces a higher Final Average Pay.

         "Normal Retirement Date" means the first day of the calendar month coincident with or next following the date upon which the Participant has both attained age 60 and completed 5 years of Credited Service; provided, however, that, in the case of a Protected Participant, the Normal Retirement Date shall be the first day of the calendar month coincident with or next following the Participant's 60th birthday.

         "Other  Retirement  Benefits"  means any  retirement or any  disability income benefits, and any severance pay, salary continuance, notice pay, termination indemnity, unemployment compensation, or the like, that the
Participant is entitled to receive under any plan, program, arrangement or agreement provided, maintained or funded, in part or in whole, by any of the Participant's employers (whether or not affiliated with Black & Decker) except:
(a) any Social Security Benefit; (b) any portion of that retirement or disability income which is attributable to the Participant's contributions, including contributions made by the Participant's employer pursuant to a salary reduction agreement with the Participant (such as under The Black & Decker
Executive Deferred Compensation Plan or The Black & Decker Supplemental Retirement Savings Plan); (c) any death benefits under a life insurance contract with a life insurance company; (d) any defined contribution pension, profit sharing or stock bonus plan, unless that plan is intended to provide the primary source of retirement income (in addition to Social Security Benefits) funded by Black & Decker for the employees at any location covered by that plan; (e) any "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986 made by reason of a Change in Control of the Corporation pursuant to an individual golden parachute agreement in writing between the Participant and the Corporation; and (f) any amounts paid under an individual written agreement between the Participant and the Corporation which agreement expressly refers to this Plan and provides that those amounts shall not reduce the benefits under this Plan. In determining the Death Benefit payable to the Participant's spouse under Section 6(b), the term "Other Retirement Benefits" means any benefit payable to the spouse under any plan, program, arrangement or agreement that provided or would have provided to the Participant severance, retirement or disability benefits that constituted "Other Retirement Benefits" as described in the preceding sentence, but excluding the following payments to
the spouse: (a)  any  Social  Security  Benefit;   (b)  any  benefit
attributable to the Participant's contributions (including contributions made by the Participant's employer pursuant to a salary reduction agreement with the Participant); (c) any death benefits (including accelerated death benefits) under a life insurance contract with a life insurance company; and (d) any defined contribution pension, profit sharing or stock bonus plan, unless that plan is intended to provide the primary source of retirement income (in addition to Social Security Benefits) funded by Black & Decker for the employees at any location covered by that plan. Without limiting the generality of the foregoing, the term "Other Retirement Benefits" includes benefits payable to a Participant under any plan, program, arrangement or agreement provided or maintained at any time by any employer of the Participant (whether or not affiliated with Black & Decker) which provides benefits in excess of any of the limitations imposed by the Internal Revenue Code of 1986, as amended, on benefits payable from a tax-advantaged or tax-qualified pension plan on compensation covered under a tax-advantaged or tax-qualified pension plan (such as The Black & Decker Supplemental Pension Plan).

         "Participant" means any Employee who qualifies for participation in this Plan, as more particularly described in Section 2.

         "Pay" means the actual compensation paid during the relevant period by Black & Decker to the Participant for services as an Employee, including basic salary, bonuses, annual incentive awards, any amounts contributed to any employee benefit plan pursuant to a salary or other compensation reduction agreement with the Participant, and including, for the year of deferral, amounts deferred by the Participant under any non-qualified deferred compensation plan (such as The Black & Decker Executive Deferred Compensation Plan); and salary continuation payments during sick leave (other than long-term disability benefits). The term "Pay" does not include any incentive awards or other amounts paid pursuant to any long-range performance compensation plan, amounts paid pursuant to The Black & Decker Performance Equity Plan or any "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986 made pursuant to a golden parachute agreement by reason of a Change in Control of the Corporation or any non-cash remuneration, imputed income (including income imputed under any group life insurance program), perquisites and other cash or non-cash fringe benefits, such as (but not limited to) reimbursements or allowances for expenses (such as automobile, moving or relocation, country club, tax preparation, overseas housing, educational and similar expense allowances); contributions to or benefits under any employee pension or welfare benefit plan or payments received by a Participant under any non-qualified deferred compensation plan (such as The Black & Decker Executive Deferred Compensation Plan or The Black & Decker Supplemental Retirement Savings Plan); special recognition awards; stock bonuses, income attributable to discount stock purchases, stock options or stock appreciation rights; income attributable to the vesting of restricted property; benefits received under any severance plan or program; and allowances for or the provision of counseling or other personal services (such as financial and tax counseling). For any period during which the Participant is entitled to Credited Service by reason of a Disability, the Participant's Pay is deemed to continue during that Disability period at a monthly rate equal to 1/12th of the Participant's basic salary (before any salary reduction for contributions to any employee benefit plan pursuant to a salary reduction agreement with the Participant) at the Participant's annual salary rate in effect at the date that the Disability began plus all items other than basic salary and such salary reduction contributions) included in the Participant's actual Pay during the 12-month period ending on the date that the Disability began.

         "Plan" means this document entitled "The Black & Decker Supplemental Executive Retirement Plan", effective as of August 1, 1995, as it may be amended from time to time. This document completely amends and restates the Black & Decker Supplemental Executive Retirement Plan as effective January 1, 1993 and which is referred to in this Plan as the "Prior Plan." To the extent any person is receiving benefits hereunder prior to the Effective Date, such benefits and the payment thereof shall be determined under the terms of the Prior Plan.

         "Protected Participant" means a Participant who is an Employee when a Change in Control of the Corporation occurs.

         "Social Security Benefit" means the retirement or disability income payments under any plan, program or arrangement which is sponsored, mandated or administered by any government and which provides or would provide retirement or disability income to the Participant and to which any of the Participant's employers (whether or not affiliated with Black & Decker) has made contributions on the Participant's behalf. In determining the Death Benefit payable to the Participant's spouse under Section 6, the term "Social Security Benefit" means any payment to the spouse under a governmental program described in the preceding sentence and attributable to the Participant's employment.

SECTION 2 - Eligibility

         Any executive employee may be selected for participation in this Plan by the Organization Committee of the Corporation and will automatically become a Participant on the date designated by that committee in its written notice to the Employee of selection for participation under this Plan. Any Employee who was a Participant in the Prior Plan immediately prior to the Effective Date shall continue as a Participant hereunder without further action by the Organization Committee of the Corporation.

SECTION 3 - Normal Retirement Benefit

         Subject to Section 5, any Participant whose employment with Black & Decker terminates at or after the Participant's Normal Retirement Date is entitled to receive under this Plan a monthly benefit, beginning at the Participant's Actual Retirement Date and continuing for the Participant's life. The amount of each monthly benefit payment under this Section 3 is to be equal to 50% of his or her Final Average Pay less the sum of: (i) all Social Security Benefits and all Other Retirement Benefits payable to the Participant during that month and (ii) the Actuarial Adjustments for that month. In the event that any offsets to the Participant's benefit under this Plan exceed the monthly benefit payment under this Plan, such excess shall be carried over and applied against subsequent monthly benefit payments under this Plan until such excess is exhausted. The offsets to the Participant's benefits under this Plan (as described in the preceding sentence) are not to be increased to reflect any increase in the Participant's Social Security Benefits or Other Retirement Benefits attributable to increases in the cost-of-living after his or her Actual Retirement Date and no benefit is payable to the Participant in any month when those offsets exceed 50% of the Participant's Final Average Pay.

SECTION 4 - Early Retirement Benefit

         Subject to Section 5, any Participant whose employment with Black & Decker terminates at or after the Participant's Early Retirement Date or, in the case of a Protected Participant, whose employment with Black & Decker terminates at any time before his or her Normal Retirement Date (whether or not after his or her Early Retirement Date) is entitled to receive under this Plan a monthly benefit beginning on the first day of the calendar month after the Participant's Actual Retirement Date and continuing for the Participant's life. The amount of each monthly benefit payment under this Section 4 is to be equal to: (a) 50% of the Participant's Final Average Pay, reduced by 1/3 of 1% for each full calendar month by which the Participant's Actual Retirement Date precedes the Participant's Normal Retirement Date, less (b) the sum of: (i) the Participant's Social Security Benefit and all Other Retirement Benefits payable to the Participant during that month and (ii) the Actuarial Adjustment for that month. In the event that any offsets to the Participant's benefit under this Plan exceed the monthly benefit payment under this Plan, such excess shall be carried over and applied against subsequent monthly benefit payments under this Plan until such excess is exhausted. The offsets to the Participant's benefits under this Plan (as described in the preceding sentence) are not to be increased to reflect any increase in the Participant's Social Security Benefits or Other Retirement Benefits attributable to increases in the cost-of-living after the Participant's Actual Retirement Date and no benefit is payable to the Participant in any month when those offsets exceed 50% of the Participant's Final Average Pay, reduced by 1/3 of 1% for each full calendar month by which the Participant's Actual Retirement Date precedes the Participant's Normal Retirement Date.

SECTION 5 - Benefit Reduction for Less than 10 Years' Service

         Notwithstanding anything to the contrary in this Plan, if a Participant (other than a Protected Participant) has less than 10 years of Credited Service at the Participant's Actual Retirement Date, the monthly benefit described in
Section 3 or 4, as appropriate, is to be multiplied by a fraction, the numerator of which equals the Participant's years of Credited Service (including fractional years) and the denominator of which equals 10 years. For this purpose, months of Credited Service equal 1/12th of a year's credit for each full calendar month of Credited Service. This Section 5 shall not apply in the case of a Protected Participant.

SECTION 6 - Death Benefits

         No benefits under this Plan are payable after the Participant's death except as otherwise provided in this Section 6.

         (a) Pre-Retirement Death Benefit. No benefits under this Plan are payable after the Participant's death if the Participant dies before the Participant's Actual Retirement Date.

         (b) Post-Retirement Death Benefit. If the Participant dies after the Participant's Actual Retirement Date, the Participant's surviving spouse, if any, is entitled to receive a monthly benefit beginning on the first day of the calendar month coincident with or following the Participant's death and continuing for the spouse's life in the monthly amount equal to one-half of the monthly benefit that the Participant was receiving or would have been entitled to receive at the Participant's death under Section 3 or 4 of this Plan (determined before the stated offsets of the Participant's Social Security Benefits, Other Retirement Benefits and Actuarial Adjustments are applied but subject to Section 5) less the Social Security Benefits and Other Retirement Benefits payable to the Participant's spouse during that month.

SECTION 7 - Vesting

         (a) Except in the case of a Protected Participant, upon termination of a Participant's employment with Black & Decker at any time for any reason before the Participant's Early Retirement Date, or if the Participant dies before the Participant's Actual Retirement Date, the Participant's (and the surviving spouse's) right to benefits under this Plan will be completely forfeited. In the case of a Protected Participant, the Protected Participant's and his or her spouse's right to benefits under this Plan will be completely forfeited if the Protected Participant dies before his or her Actual Retirement Date. Except in the case of a Protected Participant, if this Plan is terminated by the Corporation on or after a Participant's Early Retirement Date but before the Participant's Actual Retirement Date, the Participant will be entitled to receive a monthly benefit under this Plan commencing at the Participant's Actual Retirement Date and continuing for the Participant's life in the amount the Participant would have received under this Plan based on the Participant's Credited Service and Final Average Pay determined at the Plan's termination date, and the Participant's surviving spouse shall be entitled to receive the corresponding post-retirement death benefit pursuant to Section 6(b). If this Plan is terminated or amended after a Change in Control of the Corporation, each Protected Participant who has not consented in writing to that termination or amendment shall be entitled to receive a monthly benefit, commencing at his or her Actual Retirement Date, that is not less than the monthly benefit the Protected Participant would have received if the Plan termination or amendment had not occurred and the Protected Participant's surviving spouse shall be entitled to receive the corresponding post-retirement death benefit pursuant to
Section 6(b).

         (b) Notwithstanding anything to the contrary, all of the Participant's (and surviving spouse's) rights and benefits under this Plan will be forfeited:

                  (i) if the Participant's employment with Black & Decker is terminated by reason of fraud, misappropriation or intentional material damage to the property or business of Black & Decker; commission of a felony; or the continuance of willful and repeated failure by the Participant to perform his or her duties after written notice to the Participant specifying such failure; or

                  (ii) if before the Participant's Actual Retirement Date and for a period of 24 months following the Participant's termination of employment, the Participant, without the Corporation's written consent, enters into competition with Black & Decker or the Participant discloses confidential information.

         (c) For purposes of this Section 7, the Participant will be deemed to be in competition with Black & Decker if the Participant, directly or indirectly, solicits as a customer any company which is or was a customer of Black & Decker during the Participant's employment, or which is or was a potential customer of Black & Decker with which Black & Decker has made or will make business contacts during the Participant's employment; provided, however, that solicitation of a company as a customer of any business which is not in direct or indirect competition with any of the types of business conducted by Black & Decker within any of the same territories as Black & Decker shall not be prohibited hereby. In addition, a Participant will be deemed to be in competition with Black & Decker if the Participant directly or indirectly becomes an owner, officer, director, operator, sole proprietor, partner, joint venturer, contractor or consultant, or participates in or is connected with the ownership, operation, management or control of any company in direct or indirect competition with any of the types of businesses conducted by Black & Decker within any of the same territories as Black & Decker; provided, however, that the ownership for investment of less than 5% of the outstanding stock of any of the classes of stock issued by a publicly-held company shall not be prohibited hereby. The Participant shall be deemed to have disclosed "confidential information" if the Participant fails to preserve as confidential and uses, communicates, or discloses to any person, to the actual or potential detriment of Black & Decker, orally, in writing or by publication, any information, regardless of when, where or how acquired relating to or concerning the affairs of Black & Decker; provided, however, that the foregoing obligations shall not apply to information which is or becomes public through no fault of the Participant.

         (d) The Committee shall have the absolute right to determine in its sole discretion (i) whether or not a Participant's employment was terminated as a result of a wrongful act, and (ii) whether or not a Participant has entered into competition with Black & Decker or has disclosed confidential information so as to cause a forfeiture of the Participant's benefits hereunder.

SECTION 8 - Additional Provisions Concerning Benefits

         (a) The offsets described in Sections 3, 4 and 6 for Social Security Benefits, Other Retirement Benefits and Actuarial Adjustments are to be applied separately to each monthly payment under this Plan when that payment becomes due, ignoring increases in those Social Security Benefits and Other Retirement Benefits attributable to increases in the cost-of-living after the Participant's Actual Retirement Date. The Committee will decide, in its sole discretion, the manner in which these offsets are to be applied. The payments under this Plan are conditioned on the agreement of the Participant and the Participant's spouse
(i) to inform the Committee of all retirement, severance, disability and death benefit payments received or receivable by them that may reduce the Corporation's obligations to pay benefits under this Plan and (ii) to provide all information about those payments that the Committee may reasonably request from time to time in order to administer this Plan.

         (b) The benefit payments under this Plan will be calculated in U.S. dollars using the appropriate currency exchange rate selected by the Committee in its sole discretion at the Participant's Actual Retirement Date. The benefits under this Plan will be paid to the Participant and the Participant's spouse in any currency designated by the Participant at the Participant's Actual Retirement Date (or, if the Participant dies before benefits commence, the currency designated by the spouse), based on the appropriate currency exchange rate (selected by the Committee in its sole discretion) in effect at the Participant's Actual Retirement Date. Once benefit payments under this Plan have begun, the currency selected by the Participant (or the Participant's spouse) and the applicable exchange rate may not be changed except to the extent that the Committee, in its sole discretion, may approve a change in order to prevent extreme financial hardship to the Participant or the Participant's spouse.

SECTION 9 - Corporation's Obligations are Unfunded and Unsecured

         Except as otherwise required by applicable law, the Corporation's obligations under this Plan are not required to be funded or secured in any manner; no assets need be placed in trust or in escrow or otherwise physically or legally segregated for the benefit of any Participant; and the eventual payment of the benefits described in this Plan to a Participant or the Participant's spouse is not required to be secured to the Participant or them by the issuance of any negotiable instrument or other evidence of the Corporation's indebtedness. Neither a Participant nor the Participant's spouse is entitled to any property interest, legal or equitable, in any specific asset of the Corporation, and, to the extent that any person acquires any right to receive payments under the provisions of this Plan, that right is intended to be no greater than or to have any preference or priority over, the rights of any other unsecured general creditor of the Corporation. However, the Corporation reserves the right, in its sole discretion, to accumulate assets to offset its eventual liabilities under this Plan and physically or legally to segregate assets for the benefit of any Participant or Participant's spouse (whether by escrow, by trust, by the purchase of an annuity contract or by any other method of funding selected by the Corporation) without liability for any adverse tax consequences resulting to that Participant or Participant's spouse from the Corporation's action. Any such segregation of assets may be made with respect to the Corporation's obligations under this Plan for benefits attributable to an individual Participant, a selected group of Participants or all Participants, as the Corporation may determine from time to time, in its absolute discretion. Benefits under this Plan shall be payable by the Corporation from the Corporation's general assets and no other company shall have any responsibility or liability under this Plan. The Corporation's liabilities under this Plan shall, however, be discharged to the extent of any payment received by the Participant (or the Participant's surviving spouse) from any other company made for that purpose and on the Corporation's behalf or for its benefit.

SECTION 10 - Alienation or Encumbrance

         No payments, benefits or rights under this Plan shall be subject in any manner to anticipation, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by a Participant, the Participant's spouse or any other person who could or might possibly receive benefit payments that were due to the Participant or the Participant's spouse, but were not paid. If the Corporation determines that any person entitled to payments under this Plan has become insolvent, bankrupt, or has attempted to anticipate, sell, transfer, assign, mortgage, pledge, encumber, charge or otherwise in any manner alienate any amount payable to that person under this Plan or that there is any danger of any levy, attachment, or other court process or encumbrance on the part of any creditor of that person, against any benefit or other amounts payable to that person, the Corporation may, in its sole discretion and to the extent permitted by law, at any time, withhold any or all such payments or benefits and apply the same for the benefit of that person, in such manner and in such proportion as the Corporation may deem proper.

SECTION 11 - Other Benefits

         The provisions of this Plan relate only to the specific benefits described in this Plan and are not intended to affect any other benefits to which a Participant may be entitled as a retiree and former employee of Black & Decker. Nothing contained in this Plan shall in any manner modify, impair or affect the existing rights or interests of a Participant under any other benefit plan provided by Black & Decker, and the rights and interests of a Participant to any benefits or as a participant or beneficiary in or under any or all such plans shall continue in full force and effect unimpaired, subject nonetheless to the eligibility requirements and other terms of each such plan. This Section shall not be interpreted as modifying in any way the effect that the Participant's termination of employment and retirement at the Participant's Actual Retirement Date has upon the Participant's rights under such other plans The benefits provided under this Plan are not to be applied as an offset against any other retirement or deferred compensation benefits or payments that are otherwise to be provided by Black & Decker to the Participant or the Participant's beneficiaries; and those benefits or payments are to be calculated first, ignoring this Plan's existence. In no event shall any benefits payable under this Plan be treated as salary or other compensation to a Participant for the purpose of computing benefits to which the Participant may be entitled under any other benefit plan of Black & Decker.

SECTION 12 - No Guarantee of Employment

         The Plan shall not be construed as conferring any legal rights upon any Participant for continuation of employment, nor shall it interfere with the rights of Black & Decker to discharge a Participant and to treat the Participant without regard to the effect which such treatment might have upon the Participant under the Plan.

SECTION 13 - Cooperation of Parties

         Each Participant (and surviving spouse) shall perform any and all reasonable acts and execute any and all reasonable documents and papers that are necessary or desirable for carrying out this Plan or any of its provisions.

SECTION 14 - Claims Procedure

         Any claim by a Participant, a Participant's spouse or beneficiary that benefits under the Plan have not been paid in accordance with the terms and conditions of the Plan shall be made in writing and delivered to the Committee at the Corporation's principal office in the State of Maryland. The Committee shall notify the claimant if any additional information is needed to process the claim. All claims shall be approved or denied by the Committee within 90 days of receipt of the claim by the Committee. If the claim is denied, the Committee shall furnish the claimant with a written notice containing:

         (a)      an explanation of the reason for the denial;

         (b)      a specific reference to the applicable provisions of the Plan;
                  and

         (c) a description of any additional material or information necessary for the claimant to pursue the claim.

         Within 90 days of receipt of the notice described above, the claimant shall, if further review is desired, file a written request for consideration with the Committee. A request for reconsideration must include an explanation of the grounds for the request and the facts supporting the claim. So long as the claimant's request for review is pending, including such 90 day period, the claimant or the claimant's duly authorized representative may review pertinent documents and may submit issues and comments in writing to the Committee.

         A final and binding decision shall be made by the Committee within 60 days of the filing of the request for reconsideration; provided, however, that the Committee, in its discretion, may extend this period up to an additional 60 days.

         The decision by the Committee shall be conveyed to the claimant in writing and shall include specific reasons for the decision, with specific references to the applicable provisions of the Plan on which the decision is based.

SECTION 15 - Incapacity

         If a Participant or the Participant's spouse has become legally incompetent, then the legal guardian, or other legal representative of such Participant's or spouse's estate shall be entitled to act for and represent such incompetent Participant or spouse in all matters and to the same extent as the Participant or spouse could have done but for such incompetency, including but not limited to the receipt of Plan benefits.

SECTION 16 - Administration

         (a) The Plan shall be administered by the Committee, which shall be responsible for all matters affecting the administration of the Plan and shall have the following duties and responsibilities in connection with the administration of the Plan:

                  (i) To prepare and enforce such rules, regulations and procedures as shall be proper for the efficient administration of the Plan, such rules, regulations and procedures to apply uniformly to all Participants;

                  (ii) To determine all questions arising in the administration, interpretation and application of the Plan, including questions of the status and rights of Participants and any other persons hereunder;

                  (iii)    To decide any dispute arising hereunder;

                  (iv) To correct defects, supply omissions, and reconcile inconsistencies to the extent necessary to effectuate the Plan;

                  (v) To compute the amount of benefits which shall be payable to any Participant or spouse in accordance with the provisions of the Plan and to determine the person or persons to whom such benefits shall be paid;

                  (vi) To select the currency conversion or exchange rates to be applied in determining a Participant's or spouse's benefits under this Plan, where foreign currencies are involved;

                  (vii) To authorize all payments that shall be made pursuant to the provisions of this Plan;

                  (viii) To make recommendations to the Corporation's Board of Directors with respect to proposed amendments to the Plan;

                  (ix) To file all reports with government agencies, employees, and other parties as may be required by law, whether such reports are initially the obligation of the Corporation or the Plan;

                  (x) To have all such other powers as may be necessary to discharge its duties hereunder.

         (b) The Committee shall have the authority to interpret the Plan in its sole and absolute discretion. The Committee's interpretation of the Plan and actions in respect of the Plan shall be binding and conclusive on all persons for all purposes.

         (c) Neither the Committee nor any person acting on its behalf shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan unless attributable to gross negligence or willful misconduct. In addition to such other rights of indemnification they may have as directors, officers or employees of the Corporation, each member of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which such member may be a party by reason of any action taken or omitted under or in connection with the Plan, and against all amounts paid in settlement thereof, provided such settlement is approved by independent legal counsel selected by the Corporation, or paid by such member in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for gross negligence or willful misconduct in such member's duties; provided that within 60 days after the institution of such action, suit or proceeding the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

         (d) If a Participant is also a member of the Committee, the Participant may not vote or act upon matters relating specifically to such member's participation in the Plan.

SECTION 17 - Amendments and Termination

         The Board of Directors of the Corporation reserves the right at any time and from time to time to the extent permissible under law, to amend or terminate this Plan, prospectively or retroactively, in whole or in part; provided, however, that no such amendment or termination shall, without the Participant's written agreement, reduce or impair (a) the benefits or rights of any Participant (or spouse) whose Actual Retirement Date occurred before the date the amendment is adopted or the Plan is terminated, (b) the vested benefits and rights of any Participant who is then employed by Black & Decker or (c) the right of any Protected Participant and/or his or her surviving spouse to receive benefits under this Plan determined as if that Plan termination or amendment had not occurred. Any amendment or termination shall be adopted by resolution of the Corporation's Board of Directors.

SECTION 18 - Severability

         If any provision of this Plan shall be held void or unenforceable, the remaining provisions of the Plan shall remain in full force and effect; provided, however, that in interpreting this Plan, such void or unenforceable provision shall be replaced with an effective and legally permissible provision, the effect of which shall be identical to, or as close as reasonably possible to, the effect of the original provision.

SECTION 19 - Construction

         Any use of the singular shall include the plural, and vice versa, as may be appropriate. Titles, captions or paragraph headings contained in this Plan are for purposes of convenience and reference only, and shall not operate to define or modify the text to which they relate.

SECTION 20 - Choice of Law

         This Plan, and the respective rights and duties of the Corporation and all persons thereunder, shall in all respect be governed by and construed under the laws of the State of Maryland, except to the extent, if any, that those laws may have been pre-empted by federal law. This Plan is intended to be a "pension plan" within the meaning of Section 3(2)(A) of the Employee Retirement Income Security Act of 1974, as amended (ERISA), which is exempt from Parts 2, 3 and 4 of ERISA by virtue of Sections 201(2), 301(a)(3) and 401(a)(1) thereof, respectively, and is not designed to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended.

SECTION 21 - Parties to be Bound

         The provisions of this Plan shall be binding upon, and shall inure to the benefit of the Corporation, its successors and assigns, and each Participant and the Participant's spouse.



                                            Originally Adopted January 30, 1984

                            Amendment and Restatement adopted February 18, 1993.

                            Amendment and Restatement adopted July 20, 1995.

                            Amendment and Restatement adopted February 14, 1996.